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                                                                   EXHIBIT 10.15



MEMORANDUM


TO:         Marlene McCurdy

FROM:       Gene Cattarina

DATE:       August 6, 2001

SUBJECT:    CHANGE OF STATUS

CC:         Mark Rapoport

Outlined below are the details pertaining to your Promotion:

- Your title will be Senior Vice President and General Manager, North Carolina Operations, reporting to Gene Miller, COO
- Your current salary will remain the same, and you will be eligible for an increase in January 2002
- In the event that your employment is terminated by the company, not for cause, you will receive a severance payment equal to12 months pay, plus your outstanding stock option loan of $14,000 will be grossed-up
- The company will pay up to two months temporary housing expenses and will then reimburse you up to $600 per month for your rent, for the following twelve months. During this time, the company will also pay for two trips home per month.
- You will also receive a $20,000 bonus payable in October 2001, less all applicable state and federal deductions.



/s/ Marlene McCurdy
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Marlene McCurdy                                                   Date



/s/ Eugene Santa Cattarina
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Eugene Santa Cattarina                                            Date